Exhibit 16
THE PARKING REIT, INC.,
a Maryland corporation

SUBSCRIPTION AGREEMENT
FOR SHARES OF COMMON STOCK

THE OFFERING OF THE SHARES DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  THIS OFFERING IS MADE PURSUANT TO SECTION 4(a)(2) UNDER THE SECURITIES ACT, WHICH EXEMPTS FROM SUCH REGISTRATION TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING.  FOR THIS REASON, THE COMPANY IS RELYING ON SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES INCLUDED HEREIN AND IN RELATED DOCUMENTS.

THE SUBSCRIBER SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE SHARES BECAUSE THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION, AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

The Parking REIT, Inc.
250 E. 5th Street, Suite 2110
Cincinnati, Ohio 45202
Attn: Investor Relations

Ladies and Gentlemen:

1.          Company Backstop and Approval. Pursuant to Section 8.1(c) of that certain Equity Purchase and Contribution Agreement, dated as of January 8, 2021, by and among The Parking REIT, Inc., a Maryland corporation (the “Company”), the undersigned, MVP REIT II Operating Partnership, L.P., Michael V. Shustek, Vestin Realty Mortgage I, Inc., and Vestin Realty Mortgage II, Inc. (the “Purchase Agreement”), the Company agreed to issue the undersigned shares of the Company’s common stock, $0.0001 par value (“Shares”) in an amount equal to the difference between 900,506 Shares and the amount tendered pursuant to the Tender Offer at $11.75 per Share (the “Company Backstop”). Pursuant to the Tender Offer, the undersigned purchased 878,082 Shares, leaving 22,424 Shares to be issued by the Company pursuant to the Company Backstop. The Board of Directors of the Company, including the independent directors, approved the issuance of the Shares pursuant to the Company Backstop. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Purchase Agreement.

2.          Application for Subscription.  The undersigned hereby subscribes to purchase, in accordance with the terms of this Subscription Agreement (this "Agreement"), 22,424 Shares of the Company.

3.           Representations, Warranties, and Agreements.  The undersigned represents, warrants, and agrees as follows:

a.          The undersigned has reviewed the Company's public filings required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission (collectively, the "Disclosure Documents"), has carefully reviewed the Disclosure Documents, and has relied only on the information contained therein or otherwise provided in writing in connection therewith.  All documents, records, and books pertaining to this investment have been made available to the undersigned for inspection by the undersigned and/or the undersigned's advisor(s), and any books and records of the Company will be available upon reasonable notice, for inspection by investors and/or their advisor(s), during reasonable business hours at the Company's principal place of business.  The undersigned and/or the undersigned's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company, concerning the offering of the Shares, and all such questions have been answered to the full satisfaction of the undersigned.  No oral representations have been made or oral information furnished to the undersigned or the undersigned's advisor(s) in connection with the offering of the Shares which were in any way inconsistent with the Disclosure Documents.

b.          This Agreement is made in reliance upon the undersigned’s representation to the Company, which by the undersigned’s execution of this Agreement, the undersigned (i) hereby confirms and acknowledges, that the Shares to be acquired by the undersigned will be acquired for investment for the undersigned’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same; provided, however, that the undersigned shall have the right to transfer or distribute the Shares to a Permitted Transferee (as such term is defined in the Stockholders’ Agreement), (ii) represents that the undersigned does not presently have any Contract or undertaking to sell, transfer or grant participations to any Person who is not an Affiliate of the undersigned with respect to any of the Shares, except that the undersigned shall have the right to transfer or distribute the Shares to a Permitted Transferee (as such term is defined in the Stockholders’ Agreement), (iii) is not required to register as an “investment company” under the Investment Company Act of 1940, as amended, (iv) acknowledges that it is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (v) will not transfer any of the Shares, except in compliance with the Stockholders’ Agreement, the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, and (vi) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision.

c.          The undersigned acknowledges:  (i) that an investment in the Shares involves highly speculative risks; (ii) that the undersigned has carefully reviewed the "Risk Factors" section of the Disclosure Documents and considered such factors in relation to the undersigned's own investment activities; and (iii) that the undersigned has the ability to accept highly speculative risks and is prepared to lose the entire investment in the Company.

d.          The undersigned is authorized and otherwise duly qualified to purchase and hold Shares.

e.          All information which the undersigned has provided to the Company concerning the undersigned, including the knowledge and experience in financial and business matters of the persons making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to this subscription being accepted, the undersigned will immediately provide the Company with such information.

f.           The undersigned:  (i) is a limited liability company organized under the laws of the State of Delaware; (ii) acknowledges and agrees that, notwithstanding the submission of this subscription agreement, no offer or sale of the Shares will be made in any state in which such offer or sale is not permitted; and (iii) as part of verifying the undersigned's status as an Accredited Investor, agrees to submit supporting documentation if requested.

4.           Indemnification.  The undersigned agrees to indemnify and hold harmless the Company and its respective managers, members, and affiliates, or anyone acting on behalf of the Company, from and against all damages, losses, costs, and expenses (including reasonable attorney fees) which they may incur by reason of the failure of the undersigned to give full and accurate information herein or in connection with this investment.

5.           Miscellaneous.  The undersigned agrees:  (i) not to transfer or assign this Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of Shares acquired pursuant hereto shall be made only in accordance herewith and with all applicable laws; (ii) that the undersigned may not cancel, terminate, or revoke this Agreement and that this Agreement shall be binding upon the undersigned's executors, administrators, successors and assigns; (iii) that notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned, the undersigned does not thereby or in any manner waive any rights granted to the undersigned under federal or state securities laws; (iv) that this Agreement, the Purchase Agreement and Stockholders’ Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and may be amended only by a writing executed by all parties; (v) that this Agreement shall be enforced, governed, and construed in all respects in accordance with Ohio law, without regard to its principles of conflict of laws; (vi) that the undersigned's execution hereof constitutes a contract with the Company for the uses and purposes hereof, and that this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one Agreement; (vii) that all communications provided hereunder shall be in writing and delivered or mailed by registered or certified mail; if delivered to the subscriber herein such notice(s) shall be delivered at the address of record on file with the Company and if delivered to the Company, such notice(s) shall be delivered to the Company's principal offices; (viii) that the representations and warranties of the undersigned set forth herein and in all other materials provided to the Company by the undersigned shall survive the sale of the Shares for a period equal to six (6) months after the date of this Agreement; and (ix) that all acknowledgments and representations hereunder of "the undersigned" refer to the subscriber.

6.          Vesting and Execution.  The undersigned will complete this Agreement in accordance with the following:  The undersigned acknowledges that title to the Shares will vest in the undersigned as a limited liability company.  The undersigned must execute this Agreement as follows:  subscriptions by partnerships or by limited liability companies must be executed by a general partner or manager, as the case may be, and by all others who may be required to do so by the terms of the partnership agreement or operating agreement, as the case may be, of the subscriber.

7.          Investment Suitability.  The undersigned declares that it is an "accredited investor," as that term is defined in Rule 501 under the Act because it meets the standard for accredited investors set forth in Rule 501(a)(8) under the Act.

8.           Subscription and Title to Shares.  The undersigned hereby subscribes for 22,424 Shares and encloses payment by check or by wire transfer of funds in the amount of $ 263,482 ($11.75 per Share) made payable to "The Parking REIT, Inc." or as set forth in Section 9.

9.           SUBMISSION AND PAYMENT INSTRUCTIONS:  The Subscription Agreement, together with the full purchase price, and all supporting documentation, should be delivered to DST Systems, Inc., as agent for The Parking REIT, Inc..

[Remainder of page intentionally left blank. Signature page follows.]

COLOR UP, LLC

By:	/s/ Manuel Chavez, III
Name: Manuel Chavez, III
Title: Chief Executive Officer

Address: 250 E. Fifth Street, Suite 2110, Cincinnati, Ohio 45202
Date: November 8, 2021
Tax ID: 86-1310209

ACCEPTANCE OF SUBSCRIPTION

On this 8th day of November, 2021, the Company hereby accepts this subscription for a total of 22,424 Shares of the 22,424 Shares subscribed for.

THE PARKING REIT, INC.,
a Maryland corporation

By:	/s/ J. Kevin Bland
Name: J. Kevin Bland
Title: Chief Financial Officer and Treasurer